EXHIBIT 10.19

               ABC BANCORP 2000 OFFICER/DIRECTOR STOCK BONUS PLAN

         1. PURPOSE. This ABC BANCORP 2000 OFFICER/DIRECTOR STOCK BONUS PLAN (the "Plan") is hereby adopted by ABC BANCORP ("ABC" and together with its direct and indirect subsidiaries, referred to herein collectively as the "Company") for the purpose of furthering the interests of the Company by providing incentives to certain officers and directors of the Company. ABC believes that the issuance of awards under this Plan will align the interests of Participants (as defined in Section 4 hereof) with the interests of the Company in achieving growth and maximizing values, and will encourage Participants to remain with the Company by providing them with a participation interest in the Company's profitability.

         2. ADMINISTRATION. The Plan shall be administered by the Board of Directors or the Compensation Committee of the Board of Directors of ABC (in either case, referred to herein as the "Committee"). The Committee shall at all times consist of at least two (2) directors of the Company. All members of the Committee shall be "disinterested directors" as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         3. INTERPRETATION. Subject to the provisions of the Plan and applicable law, the Committee is authorized to interpret the Plan and to prescribe, amend and rescind rules and regulations relating to the Plan and to any awards made thereunder, and to make all other determinations necessary or advisable for the administration of the Plan.

         4. PARTICIPANTS. No one other than officers and directors of the Company shall be eligible to participate in the Plan (any officer or director who is selected to participate in the Plan is hereinafter referred to as a "Participant"). The Committee shall make an award ("Award") to each Participant of one share of preferred stock, par value $100.00 per share (each, a "Share" and collectively, the "Shares"), of each of Cairo Real Estate Holdings, Inc., Central Real Estate Holdings, Inc., Citizens Real Estate Holdings, Inc., First National Real Estate Holdings, Inc., M&F Real Estate Holdings, Inc., Moultrie Real Estate Holdings, Inc., Quitman Real Estate Holdings, Inc., Southland Real Estate Holdings, Inc. and Thomas Real Estate Holdings, Inc. (collectively, the "REITs"), each an indirect wholly-owned subsidiary of ABC. The Shares have been previously contributed to ABC by its direct and indirect subsidiaries. The Awards shall be made to not less than one hundred (100) nor more than two hundred (200) Participants (the "Participation Limit"). Participation in the Plan shall not confer any right of continuation of service as an officer, director or employee of the Company.

         5. CRITERIA FOR AWARD. The Committee shall make Awards under the Plan based on one or more of the following bases:

                  (a) the Committee may establish certain goals or minimum targets which, if met or achieved, will enable the Participants to receive Awards under the Plan; or

                  (b) the Committee may identify those officers and directors who have made contributions to the Company and who are deserving of special rewards for their efforts and make Awards to them; or

                  (c) a combination of (a) and (b) above.

                  6. SHARES AVAILABLE. All of the Shares beneficially owned by ABC are available to be awarded under the Plan. In the event that ABC repurchases any of the Shares issued pursuant to the Plan, ABC shall be permitted to subject these Shares to other Awards under the Plan. In addition, to the extent that all of the Shares of a Participant are repurchased, that individual shall no longer be included as a shareholder for purposes of calculating the Participation Limit.

         7. AWARDS. The granting of an Award shall take place only when an Award Certificate substantially in the form of Exhibit A attached hereto is executed by or on behalf of the Committee and delivered to the Participant and all conditions for the effectiveness of the Award have been satisfied. The terms of any Award shall be as set forth in the Award Certificate. The Award shall be subject to all terms and conditions contained in the Award Certificate, and the Award shall be effective at such times and upon such other terms as stated in the Award Certificate. The issuance of an Award Certificate to a Participant and the satisfaction of all terms and conditions thereof shall, upon the effective date thereof, entitle such Participant to receive the number of Shares specified in the Award Certificate as a bonus under the Plan without any consideration for such Shares.

         8. PRESENTMENT OF AWARD CERTIFICATES. To receive Shares upon the effectiveness of an Award, a Participant shall present and surrender the Award Certificate to the Secretary of ABC at ABC's principal executive offices within thirty (30) days after effective the date of the Award. Certificates representing the Shares generally will be issued to the Participant within thirty (30) days after proper presentment of the Award Certificate. If the Award Certificate is not presented within the proper time, the Award shall be deemed to have lapsed, unless the Committee extends the time for presentment, and the Shares issuable thereunder shall thereafter become available for future Awards.

         9. RESTRICTIONS ON TRANSFER, PERMITTED TRANSFERS. Shares issued pursuant to the Plan shall not be transferred except in the case of a "permitted transfer." A permitted transfer is a transfer or assignment made (i) in accordance with the Certificates of Incorporation of the REITs; (ii) by or to ABC pursuant to the Plan and in accordance with the Certificates of Incorporation of the REITs; (iii) by bequest or the laws of descent or distribution in accordance with the Certificates of Incorporation of the REITs;
(iv) by a trust to the trust's beneficiaries in accordance with the Certificates of Incorporation of the REITs; or (v) pursuant to an effective registration statement under the Securities Act of 1933, as amended, simultaneously with the registration of the preferred stock of all of the REITs under Section 12 of the Exchange Act. Transfers under clauses (iii), (iv) and (v) of this Section 9 shall be subject to the transferee agreeing to be bound by the restrictions on transfer set forth in the Plan.

         10. TERMINATION OF EMPLOYMENT. Upon the termination of a Participant's employment with the Company or services to the Company as a director for any reason (including the death of a Participant), ABC shall have the option to purchase, and in such event, the Participant shall sell to ABC, all or any portion of the Shares owned by the Participant. The purchase price for such Shares shall be equal to the aggregate par value of the Shares plus any previously declared but unpaid dividends thereon. The closing of the purchase of such Shares shall take place at the time and place and in accordance with the procedures set forth in, and the purchase price shall be paid in accordance with, Section 12 hereof. All purchases and sales pursuant to this Section 10 shall be subject to the terms and conditions of the Certificates of Incorporation of the REITs.

         11. RIGHT OF FIRST REFUSAL. Except as provided in Section 10 hereof, a Participant may not sell or transfer any part or all of his Shares except upon compliance with all of the terms and provisions of this Section 11.

                  (a) If a Participant desires to sell any part or all of his Shares (referred to herein as the "Sale Shares"), then the Participant shall give prompt written notice (the "Selling Notice") to ABC of such Participant's desire to sell such Sale Shares.

                  (b) Upon receipt of such Selling Notice, ABC shall have the option to purchase all or any portion of the Sale Shares for a purchase price per Share equal to the par value of each Sale Share plus any previously declared but unpaid dividends thereon. ABC's option will be exercisable by written notice (the "Exercise Notice") from ABC to the selling Participant given within thirty
(30) days following the date the Selling Notice was received, stating ABC's intention to exercise its option hereunder.

                  (c) The closing of the purchase of such Sale Shares shall take place at the time and place and in accordance with the procedures set forth in, and the purchase price shall be paid in accordance with, Section 12 hereof. All purchases and sales pursuant to this Section 11 shall be subject to the terms and conditions of the Certificates of Incorporation of the REITs.

                  (d) In the event that all of the Sale Shares are not purchased by ABC in accordance with this Section 11, then the selling Participant may, after the date that ABC's option expires, sell all of the Sale Shares set forth in the Selling Notice in accordance with the terms of the Plan and the Certificates of Incorporation of the REITs. If the Participant does not sell the Sale Shares in accordance with the terms of the Selling Notice, then the selling Participant must again offer the Sale Shares first to ABC in accordance with this Section 11.

                  (e) If the exercise of the right of first refusal set forth in this Section 11 by any Participant causes any of the REITs to violate the "100-shareholder" requirements of Section 856(a)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), or causes any of the REITs to be deemed to be "closely held" within the meaning of Section 856(h) of the Code, then ABC shall, within thirty (30) days after the closing of such purchases under this Section 11, transfer the Shares to that number of Participants not already owning or holding the capital stock of the REITs necessary for the REITs to continue to comply with the "100-shareholder" requirements of Section 856(a)(5) of the Code or to not be deemed to be "closely held" within the meaning of Section 856(h) of the Code.

         12. CLOSING OF PURCHASES AND SALES. The closing of the purchase of the Shares pursuant to Sections 10 or 11 hereof shall occur at the offices of ABC on
(a) the 60th day after the date of the Participant's termination of employment with the Company or services to the Company as a director, or (b) the 30th day after the date that the Participant receives the Exercise Notice pursuant to
Section 11 hereof, as the case may be. At the closing, ABC shall pay to the Participant or his heirs, successors or personal representatives, as the case may be, by check an amount equal to the purchase price for the Shares being repurchased, and the Participant or his heirs, successors or personal representatives, as the case may be, shall deliver to ABC a certificate or certificates representing the Shares being repurchased, duly endorsed or accompanied by an assignment separate from certificate duly endorsed. Title to such Shares will pass concurrently with their delivery. Such delivery shall constitute a representation and warranty on the part of the Participant or his heirs, successors or personal representatives, as the case may be, that he has, and thereby conveys, good and marketable title to the Shares, free and clear of all claims, liens and other encumbrances.

         13. SUPPLEMENTAL RIGHT OF REDEMPTION. In addition to any transfer rights set forth in the Plan or the Certificates of Incorporation of the REITs, if a Participant exercises such Participant's right to require the REITs to redeem such Participant's Shares in accordance with the terms of the Certificates of Incorporation of the REITs, and the REITs are unable or unwilling for any reason to redeem such Shares, then such Participant shall have the right to sell to ABC or to any entity then controlling ABC, either directly or indirectly, and ABC and such other entity shall have the obligation to purchase from such Participant, his or her Shares in the same manner and upon the same terms and conditions as the REITs are obligated to redeem such Shares pursuant to their respective Certificates of Incorporation. If any of the purchases required by this Section 13 causes any of the REITs to violate the "100-shareholder" requirements of Section 856(a)(5) of the Code, or cause any of the REITs to be deemed to be "closely held" within the meaning of Section 856(h) of the Code, then ABC shall, within thirty (30) days after the closing of such purchases under this Section 13, transfer the Shares to that number of Participants not already owning or holding the capital stock of the REITs necessary for the REITs to continue to comply with the "100-shareholder" requirements of Section 856(a)(5) of the Code or to not be deemed to be "closely held" within the meaning of Section 856(h) of the Code.

         14. RIGHTS AS A SHAREHOLDER. A Participant shall have no rights as a shareholder until the date of the issuance to him of a certificate representing such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such Award is properly presented in the manner set forth herein.

         15. DISCLOSURE STATEMENT. Upon the grant of an Award to a Participant, the Participant will be provided with a Disclosure Statement describing each of the REITs, its business, operations and financial condition. A Participant will also be provided, within ninety (90) days after the end of each fiscal year, with financial statements with respect to each of the REITs.

         16. AMENDMENTS AND TERMINATION. The Board of Directors of ABC may amend, suspend, discontinue or terminate the Plan, but no such action may, without the consent of the holder of any Award granted hereunder, alter or impair such Award.

         17. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and personal representatives, as the case may be.

         18. CONSTRUCTION. The captions and headings provided in this Plan are for convenience only and shall not be deemed to be a part of this Plan. As used herein, pronouns in the masculine shall be deemed to refer to the feminine and the neuter.

                                                                       EXHIBIT A

               ABC BANCORP 2000 OFFICER/DIRECTOR STOCK BONUS PLAN

                                AWARD CERTIFICATE


         WHEREAS, ________________________________________________ (the
"Participant") has demonstrated unusual effort and ability in his/her service to ABC BANCORP ("ABC") and/or its subsidiaries (collectively, the "Company"), and has met the goals and achieved the standards established for him/her by the Company; and

         WHEREAS, the Board of Directors of ABC considers it desirable and in ABC's best interests to reward the Participant by awarding to the Participant a bonus in shares of preferred stock, par value $100.00 per share, of [LIST REITs] (the "REITs"), each an indirect wholly-owned subsidiary of ABC, pursuant to the terms and conditions of the ABC Bancorp 2000 Officer/Director Stock Bonus Plan (the "Plan");

         NOW THEREFORE, ABC hereby awards to the Participant the right to receive from ABC one (1) share of the preferred stock of each of the REITs, each with a par value of $100.00 (collectively, the "Shares"), upon presentation of this Award Certificate to the Secretary of ABC at the principal executive offices of ABC within thirty (30) days of the date hereof.

         THIS AWARD CERTIFICATE is subject to all terms, conditions and provisions of the Plan.

         IN WITNESS WHEREOF, this Award Certificate has been executed on behalf of ABC as of the _______ day of ______________________, ______________.



ATTEST:                                   ABC BANCORP
                                          By

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                                          Name and Title